Moody National REIT II, Inc. 8-K

Exhibit 10.9

Return Address: Katten Muchin Rosenman LLP 550 South Tryon Street, Suite 2900 Charlotte, North Carolina 28202 Attention: Daniel S. Huffenus, Esq.

Document Title(s) (or transactions contained therein): Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing
Reference Number(s) of Documents assigned or released: (on page [___] of documents(s)) N/A
Grantor(s) (Last name first, then first name and initials): Moody National Yale-Seattle Holding, LLC

Grantee(s) (Last name first, then first name and initials): 1. KeyBank National Association
2. Old Republic Title, Ltd.
Abbreviated Legal description (abbreviated: i.e. lot, block, plat or section, township, range)
Lots 1, 2 and 3, Block 60, SECOND ADDITION TO THE TOWN OF SEATTLE AS LAID OFF BY THE HEIRS OF SARAH A. BELL (DECEASED), (COMMONLY KNOWN AS HEIRS OF SARAH A. BELL’S SECOND ADDITION TO THE CITY OF SEATTLE)

☒ Full legal is on pages 33-34 of document.
Assessor’s Property Tax Parcel/Account Number 066000-2685-09 and 066000-2680-04

MOODY NATIONAL YALE-SEATTLE HOLDING, LLC, as grantor
(Borrower)

to

OLD REPUBLIC TITLE, LTD., as trustee
(Trustee)

for the benefit of

KEYBANK NATIONAL ASSOCIATION, as beneficiary

(Lender)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

Dated:	As of May 24, 2016

Location:	1800 Yale Avenue Seattle, WA 98101

RECORD AND RETURN TO:

Katten Muchin Rosenman LLP
550 South Tryon Street, Suite 2900
Charlotte, North Carolina 28202
Attention: Daniel S. Huffenus, Esq.

Loan No. 10105719

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of May 24, 2016, by and between MOODY NATIONAL YALE-SEATTLE HOLDING, LLC, a Delaware limited liability company, having an address at 6363 Woodway, Suite 110, Houston, Texas 77057, as Grantor (“Borrower”) to OLD REPUBLIC TITLE, LTD., having an address at 1111 3rd Avenue, Ste. 820, Seattle Washington 98101, as Trustee (“Trustee”), for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, having an address at 127 Public Square, Cleveland, Ohio 44114, as beneficiary (together with its successors and assigns, “Lender”).

RECITALS:

The following recitals are a material part of this Security Instrument.

A.           This Security Instrument is given to secure a loan (the “Loan”) in the principal sum of $56,250,000.00 advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (the “Loan Agreement”) and evidenced by that certain Promissory Note, dated the date hereof, made by Borrower in favor of Lender (the “Note”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

B.           Borrower desires to secure the payment of the Debt and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (as herein defined).

C.           This Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement, and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument. The Loan Agreement, the Note, this Security Instrument and all other documents and instruments existing now or after the date hereof that evidence or secure or otherwise relate to the Loan are sometimes herein collectively referred to as the “Loan Documents” or individually as a “Loan Document”.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE I
GRANTS OF SECURITY

Section 1.1       Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee for the benefit of Lender and its successors and assigns, all of Borrower’s right, title and interest in, to and under the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a)        Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)        Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c)        Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d)        Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e)        Equipment. All “goods” and “equipment,” as such terms are defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases except to the extent that Borrower shall have any right or interest therein;

(f)        Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to leases except to the extent that Borrower shall have any right or interest therein;

(g)       Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, other than Fixtures, which are now or hereafter owned by Borrower and which items of personal property are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(h)        Master Lease. All rights, benefits, privileges, and interests of Borrower in that certain Hotel Lease Agreement dated of even date herewith, between Moody National Yale-Seattle MT, LLC, a Delaware limited liability company (“Master Tenant”), as master tenant, and Borrower, as landlord (the “Master Lease”) and that certain Assignment of Leases and Rents and Security Agreement dated of even date herewith between Master Tenant, as assignor, and Borrower, as landlord (as it may from time to time be assigned, renewed, extended, amended or supplemented, the “Master Lease ALR”; together with the Master Lease, the “Master Lease Documents”), and all modifications, extensions, renewals, and replacements of the Master Lease Documents, and all remedies, privileges and security interests granted to Borrower under the Master Lease Documents, and all deposits, credits, options, privileges, and rights of Borrower under the Master Lease Documents, together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Borrower therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired.

(i)         Leases and Rents. All other leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into (collectively, the “Leases” provided that, except for purposes of ensuring that Borrower’s right, title and interest in respect of Hotel Transactions have been assigned to Lender and are subject to the lien hereof, the term “Leases” shall not include Hotel Transactions), whether before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all right, title and interest of Borrower and Borrower’s successors and assigns therein and thereunder, including cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses and all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, and including, the avoidance of doubt, all rent and other amounts payable by Master Tenant to Borrower pursuant to the Master Lease, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(j)         Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(k)        Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(l)         Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(m)       Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including proceeds of insurance and condemnation awards, into cash or liquidation claims;

(n)        Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(o)        Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting or pertaining to any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including the right, upon the occurrence and during the continuance of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(p)        Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(q)        Accounts. All reserves, escrows and deposit accounts maintained by Borrower (or, to the extent of Borrower’s interest therein, Master Tenant) with respect to the Property, including the Clearing Account and the Cash Management Account, together with all deposits or wire transfers made to such accounts, all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(r)        Letter of Credit. All letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;

(s)        Tort Claims. All commercial tort claims Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1; and

(t)         Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (s) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Borrower expressly grants to Lender as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and subject to this Security Instrument.

PROVIDED, HOWEVER FOR THE AVOIDANCE OF DOUBT, THAT, for so long as the Master Lease (or any replacement Master Lease entered into in accordance with the Loan Agreement) is in effect, Borrower’s interests in the Rents shall be limited to payments of rent due under the Master Lease (together with the assignment by Borrower to Lender pursuant to Section 1.1(h) hereof of Borrower’s interest in the assignment and conveyance of the Rents (as such term is defined in the Master Lease ALR) by Master Tenant to Borrower pursuant to the Master Lease ALR).

Section 1.2        Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Cash Management Agreement and Section 7.1(h) of this Security Instrument, Lender grants to Borrower a license revocable upon the occurrence and during the continuation of an Event of Default to collect, receive, use and enjoy the Rents and Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3       Security Agreement. This Security Instrument is both a real property deed of trust and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment and the Personal Property and other property constituting the Property, whether now owned or hereafter acquired, to the full extent that the Fixtures, the Equipment and the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. Borrower’s (debtor’s) principal place of business is as set forth on page one hereof and the address of Lender (secured party) is as set forth on page one hereof.

Borrower shall promptly notify Lender of the existence of any commercial tort claim now or hereafter existing for the benefit of Borrower or the Property, and shall execute, acknowledge and deliver a security agreement or other documentation as Lender shall from time to time require to acquire and perfect a valid and binding security interest in such commercial tort claim.

Section 1.4        Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5        Pledges of Monies Held. Borrower hereby pledges to Lender, to the extent of Borrower’s interest therein, any and all monies now or hereafter held by Lender or on behalf of Lender, including any sums deposited in the Clearing Account, the Cash Management Account, the Reserve Funds and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument or the Loan Agreement.

Section 1.6        Common Law Pledge/Assignment. To the extent that the Uniform Commercial Code does not apply to any item of the Personal Property, it is the intention of this Security Instrument that Lender have a common law pledge or collateral assignment of such item of Personal Property.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto Trustee for the use and benefit of Lender, and its successors and assigns, forever;

IN TRUST, WITH POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Loan Agreement, the Note and in this Security Instrument.

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof shall survive any such payment or release.

ARTICLE II
DEBT AND OBLIGATIONS SECURED

Section 2.1        Debt. This Security Instrument and the grants, assignments and transfers made in Article I are given for the purpose of securing the Debt.

Section 2.2        Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article I are also given for the purpose of securing the following (the “Other Obligations”):

(a)       the performance of all other obligations of Borrower contained herein;

(b)       the performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and

(c)       the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3        Debt and Other Obligations. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

ARTICLE III
BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1       Payment of Debt. Borrower shall pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2       Incorporation by Reference. Borrower covenants and agrees that all the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3        Insurance. Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.4        Maintenance of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property, if material in any way to the operation or value of the Property, shall not be removed, demolished or materially altered (except for normal replacement of equal or better quality of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements or as otherwise expressly permitted under the Loan Agreement) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall, or shall cause Master Tenant to, complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.5        Waste. Borrower shall not commit or suffer any physical waste of the Property (“physical waste” meaning the diminution in the Property’s value resulting from Borrower’s grossly negligent or willful failure to manage, maintain, repair and otherwise operate the Property in a commercially reasonable manner) or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6        Payment for Labor and Materials. (a) Subject to Section 3.6(b), Borrower shall promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances.

(b)       After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, Security Instrument or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property or Borrower shall have paid all of the Labor and Material Costs under protest, (iv) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower or Master Tenant shall promptly upon final determination thereof pay (or cause to be paid) any such contested Labor and Material Costs determined to be valid, applicable or unpaid; (vi) such proceeding shall suspend the collection of such contested Labor and Material Costs from the Property or Borrower or Master Tenant, as the case may be, shall have paid the same (or shall have caused the same to be paid) under protest; and (vii) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Labor and Material Costs, together with all interest and penalties payable in connection therewith. Lender may (x) apply any such security or part thereof, as necessary to pay for such Labor and Material Costs at any time when, in the judgment of Lender, the validity, applicability or non-payment of such Labor and Material Costs is finally established or the Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost, (y) provided that no Event of Default has occurred and is continuing, shall make such security available to Borrower or Master Tenant, as the case may be, to satisfy any obligation that may be payable by it in connection with the matter so contested, and (z) provided that no Event of Default has occurred and is continuing, shall release any balance of such security to Borrower or Master Tenant, as the case may be.

Section 3.7        Performance of Other Agreements. Borrower shall observe and perform (subject to any applicable grace or care periods) each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8        Change of Name, Identity or Structure. Borrower shall not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, partnership or other structure, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and without first obtaining the prior written consent of Lender. Borrower hereby authorizes Lender to file, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

Section 3.9        Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and owns the balance of such Property, free and clear all Liens (as defined in the Loan Agreement) whatsoever except the Permitted Encumbrances (as defined in the Loan Agreement), such other Liens as may be expressly permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property or Borrower’s ability to repay the Loan. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on that portion of the Property constituting an interest in real property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), to the extent that the creation of a security interest in the Leases is subject to the Uniform Commercial Code, as in effect under applicable law), to the extent that a security interest therein can be created under the Uniform Commercial Code as in effect in the State of New York or Washington, as applicable, and can be perfected by the filing of financing statements under the Uniform Commercial Code, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are past due and are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents unless such claims for payments are being contested in accordance with the terms and conditions of this Security Instrument.

Section 3.10     Letter of Credit Rights. If Borrower is at any time a beneficiary under a letter of credit relating to the properties, rights, titles and interests referenced in Section 1.1 of this Security Instrument now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case that the proceeds of any drawing under the letter of credit are to be applied as provided in Section 7.2 of this Security Instrument.

ARTICLE IV
OBLIGATIONS AND RELIANCES

Section 4.1       Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.2        No Reliance on Lender. The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 4.3       No Lender Obligations. (a) Notwithstanding the provisions of Subsections 1.1(h) and (n) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b)       By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 4.4       Reliance. Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 4.1 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 4.1 of the Loan Agreement.

ARTICLE V
FURTHER ASSURANCES

Section 5.1       Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, at Lender’s request, shall cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower shall pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any other security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2       Further Acts, Etc. Borrower shall, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Borrower, on demand, shall execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property (including the filing of a financing statement with a generic description such as “all assets”). Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including such rights and remedies available to Lender pursuant to this Section 5.2.

Section 5.3       Changes in Tax, Debt, Credit and Documentary Stamp Laws. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower shall pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 5.3(a).

(b)       Borrower shall not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 5.3(b).

(c)       If at any time the United States of America, any state thereof or any subdivision of any such state shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower shall pay for the same, with interest and penalties thereon, if any.

Section 5.4       Severing of Security Instrument. The provisions of Section 8.2(c) of the Loan Agreement are hereby incorporated by reference herein.

Section 5.5       Replacement Documents. Upon receipt of Lender’s (or Lender’s custodian’s) then standard form of lost note affidavit and indemnity signed on its behalf by an authorized officer of such Person as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower shall issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE VI
DUE ON SALE/ENCUMBRANCE

Section 6.1       Lender Reliance. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners, as applicable, in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 6.2        No Sale/Encumbrance. Neither Borrower nor any Restricted Party shall Transfer the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Transferred other than as expressly permitted pursuant to the terms of the Loan Agreement or otherwise with Lender’s express prior written consent (which consent may be granted or denied in Lender’s sole discretion).

ARTICLE VII
RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1        Remedies. Upon the occurrence and during the continuance of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a)        declare the entire unpaid Debt to be immediately due and payable;

(b)        institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)        with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)        sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e)        institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f)        recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g)        apply for and obtain the appointment, on an ex parte basis (any required notice of such appointment or any proceeding to appoint the same being hereby expressly waived) and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any guarantor, indemnitor or of any Person liable for the payment of the Debt, of a receiver, trustee, liquidator or conservator of the Property to do all of the actions set forth in subparagraph (h) below and to, with the consent of Lender, dispose (by lease, sale or otherwise) of some or all of the Property in the course of the proceeding in which such receiver, trustee, liquidator or conservator is appointed;

(h)       the license granted to Borrower under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating to the Property and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) subject to the provisions of the Loan Agreement relating to application of collateral for the Debt, apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its discretion after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as compensation for the services of Lender, its counsel, agents and employees;

(i)        exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including: (i) the right to take possession of the Fixtures, the Equipment, the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment, the Personal Property, and (ii) request Borrower at its expense to assemble the Fixtures, the Equipment, the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment, the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(j)        subject to the provisions of the Loan Agreement, apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; and (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including advances made by Lender pursuant to the terms of this Security Instrument;

(k)       upon foreclosure of this Security Instrument, surrender the Policies maintained pursuant to the Loan Agreement, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

(l)        prohibit Borrower and anyone claiming for or through Borrower from making use of or withdrawing any sums from any lockbox, escrow or similar account related to the Property;

(m)      exercise any and all rights, remedies or other privileges of Borrower under the Master Lease Documents;

(n)       pursue such other remedies as Lender may have under applicable law; or

(o)       apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2        Application of Proceeds. Subject to the provisions of the Loan Agreement, the purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 7.3        Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 7.4        Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.5        Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for an Event of Default or Events of Default by Borrower existing at the time such earlier action was commenced.

Section 7.6        Examination of Books and Records. At reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower where the books and records are located. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7        Other Rights, etc. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any guarantor or any indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)       It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Lender’s possession.

(c)       Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8        Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.9       Violation of Laws. If the Property is not in material compliance with Legal Requirements, Lender may impose additional requirements upon Borrower in connection herewith including monetary reserves or financial equivalents.

Section 7.10      Recourse and Choice of Remedies. Notwithstanding any other provision of this Security Instrument or the Loan Agreement, to the fullest extent permitted by applicable law and the provisions of Section 9.3 of the Loan Agreement, Lender and other Indemnified Parties are entitled to enforce the obligations of Borrower contained in Sections 9.1, 9.2 and 9.3 herein and Section 9.3 of the Loan Agreement without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, Lender is entitled to pursue a deficiency judgment with respect to such obligations against Borrower if and to the extent permitted under the terms of Section 9.3 of the Loan Agreement. The provisions of Sections 9.1, 9.2 and 9.3 herein and Section 9.3 of the Loan Agreement are exceptions to any non-recourse or exculpation provisions in the Loan Agreement, the Note, this Security Instrument or the other Loan Documents, and Borrower is fully and personally liable for the obligations pursuant to Sections 9.1, 9.2 and 9.3 herein and Section 9.3 of the Loan Agreement. The liability of Borrower pursuant to Sections 9.1, 9.2 and 9.3 herein and Section 9.3 of the Loan Agreement is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower pursuant to Sections 9.1, 9.2 and 9.3 herein and Section 9.3 of the Loan Agreement whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions. In addition, Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Article IX herein.

Section 7.11      Right of Entry. Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times, subject to the rights of Tenants.

Section 7.12      Rights Pertaining To Sales. The following provisions shall, to the extent permitted by law, apply to any sale or sales of all or any portion of the Property under or by virtue of this Security Instrument, whether under any power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

(a)        Trustee (for purposes of this Section 7.12 only, the term “Trustee” shall be interpreted to include any public officer or other person having the responsibility to conduct any sale of all or part of the Property pursuant to this Security Instrument) may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more of such sales as to any part of the Property that has not been sold or by any sale that is not completed or is defective until the Debt has been paid in full.

(b)       Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale, and such sale may be completed at the time and place so announced without further notice.

(c)       Lender is hereby appointed the true and lawful attorney-in-fact of Borrower, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Borrower’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold, and for that purpose Lender may execute all necessary instruments to accomplish the same, and may substitute one or more persons with like power, and Borrower hereby ratifies and confirms all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Borrower, if requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender or such purchaser or purchasers, as applicable, all such instruments as may be advisable, in Lender’s judgment, for the purposes designated in such request.

(d)       Any and all statements of fact or other recitals made in any of the instruments referred to in Section 7.12(c) given by Lender concerning nonpayment of the Debt, occurrence of any Event of Default, any declaration by Lender that all or any of the Debt is due and payable, any request to sell, any representation that notice of time, place and terms of sale and property or rights to be sold was duly given, or that any other act or thing was duly done by Lender, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(e)        The receipt by Trustee of the purchase money paid at any such sale, or the receipt of any other person authorized to give the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Security Instrument or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

(f)        Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and any and all persons claiming or who may claim the same, or any part thereof, by, through or under Borrower to the fullest extent permitted by applicable law.

(g)       Upon any such sale or sales, Lender may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums that Lender is authorized to charge to Borrower under the terms of the Note, this Security Instrument, or any other Loan Document to the extent necessary to satisfy such bid.

(h)       If Borrower, or any person claiming by, through or under Borrower, shall transfer or refuse or fail to surrender possession of the Property after any sale thereof, then Borrower or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of unlawful detainer proceedings or other appropriate proceedings, and to any other right or remedy available hereunder or under applicable law.

(i)        Upon any such sale, it shall not be necessary for Trustee, Lender or any public officer acting under execution or order of court to have present or constructively in its possession any or all of the Property.

(j)        In the event of any sale referred to in this Section 7.12, the entire Debt, if not previously due and payable, immediately thereupon shall, notwithstanding anything to the contrary in the Note, this Security Instrument or any other Loan Document, become due and payable.

(k)       This instrument shall be effective as a mortgage. If a sale hereunder shall be commenced by Trustee, Lender may, at any time before the sale of the Property, direct the Trustee to abandon the sale, and may institute suit for the collection of the Debt or part thereof and for the foreclosure of this Security Instrument. If Lender shall institute suit for the collection of the Debt or part thereof, and for the foreclosure of this Security Instrument, Lender may at any time before the entry of final judgment in said suit dismiss the same (or part thereof) and direct the Trustee to sell the Property in accordance with the provisions of this Security Instrument. Lender may pursue its rights and remedies against any guarantor or other party liable for any of the obligations in such a suit for foreclosure or by separate suit, whether or not the Trustee is also pursuing a sale under the terms hereof.

ARTICLE VIII
PREPAYMENT

Section 8.1        Prepayment. The Debt may not be prepaid in whole or in part except in accordance with the express terms and conditions of the Loan Agreement and the Note.

ARTICLE IX
INDEMNIFICATION

Section 9.1        General Indemnification. Excluding any of the following to the extent arising out of the gross negligence or willful misconduct of Lender, Borrower shall, at its sole cost and expense, protect (with legal counsel reasonably acceptable to Lender), defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Note, the Loan Agreement, this Security Instrument, or any other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument, the Loan Agreement, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or any indemnitor Person or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) intentionally deleted; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article IX; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) any and all claims (including lender liability claims) or demands by Borrower or any third parties, including any guarantor or indemnitor; (m) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan; or (n) any misrepresentation made by Borrower in this Security Instrument or any other Loan Document. Any amounts payable to Lender by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

Section 9.2       Mortgage or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes or taxes on Lender’s capital. Borrower hereby agrees that, in the event that it is determined that any documentary stamp taxes or intangible personal property taxes are due hereon or on any mortgage or promissory note executed in connection herewith (including the Note), Borrower shall indemnify and hold harmless the Indemnified Parties for all such documentary stamp or intangible taxes, including all penalties and interest assessed or charged in connection therewith.

Section 9.3        ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s discretion) that Lender may incur, directly or indirectly, as a result of a breach of any of the representations made under Section 4.1.9 of the Loan Agreement or a breach of any negative covenants contained in Section 5.2.9 of the Loan Agreement.

Section 9.4        Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Borrower and any Indemnified Party and Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it or other Indemnified Parties that are different from or additional to those available to Borrower, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Borrower’s consent, which consent shall not be unreasonably withheld. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 9.5       Environmental Indemnity. Simultaneously with this Security Instrument, Borrower and Guarantor have executed that certain Environmental Indemnity. The obligations of Borrower and Guarantor under the Environmental Indemnity are not part of the Debt and are not secured by this Security Instrument.

ARTICLE X
WAIVERS

Section 10.1      Waiver of Counterclaim. To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 10.2      Marshalling and Other Matters. To the extent permitted by applicable law, Borrower hereby waives the benefit of all homestead, appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law, and hereby waives any defense Borrower might assert or have by reason of Lender’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.

Section 10.3      Waiver of Notice. To the extent permitted by applicable law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or another Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument or another Loan Document does not specifically and expressly provide for the giving of notice by Lender to Borrower or that, under applicable law, cannot be waived.

Section 10.4      Waiver of Statute of Limitations. To the extent permitted by applicable law, Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 10.5      Survival. The indemnifications made pursuant to Sections 9.1, 9.2 and 9.3 herein shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by any of the following: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s lien on, and security interests in, the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

Section 10.6    Trial by Jury. TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

ARTICLE XI
EXCULPATION

The provisions of Section 9.3 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE XII
NOTICES

All notices or other written communications hereunder shall be delivered in accordance with terms and provisions of Section 10.6 of the Loan Agreement.

ARTICLE XIII
APPLICABLE LAW

Section 13.1     Governing Law. This Security Instrument shall be governed in accordance with the governing law and related terms and provisions of Section 10.3 of the Loan Agreement.

Section 13.2     Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 13.3     Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE XIV
DEFINITIONS

Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “individually and collectively, jointly and severally, each Borrower (if more than one) and any subsequent owner or owners of the fee interest in the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees,” “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE XV
MISCELLANEOUS PROVISIONS

Section 15.1     No Oral Change. This Security Instrument, and any provisions hereof, including the provisions of this Section, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Security Instrument; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Security Instrument; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Security Instrument.

Section 15.2     Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 15.3     Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 15.4     Headings, Etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5     Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6      Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

Section 15.7      Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

Section 15.8      Limitation on Lender’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

Section 15.9     Rules of Construction. The following rules of construction shall be applicable for all purposes of this Security Instrument and all documents or instruments supplemental hereto, unless the context otherwise clearly requires:

(a)       The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to”;

(b)       The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”;

(c)       The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Security Instrument refer to this Security Instrument as a whole and not to any particular provision or section of this Security Instrument;

(d)       an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender;

(e)       No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document;

(f)        The cover page (if any) of, all recitals set forth in, and all Exhibits to, this Security Instrument are hereby incorporated herein; and

(g)       Wherever Lender’s judgment, consent, approval or discretion is required under this Security Instrument or any other Loan Document for any matter or thing or Lender shall have an option, election, or right of determination or any other power to decide any matter relating to the terms and conditions of this Security Instrument, including any right to determine that something is satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender unless otherwise expressly stated to be reasonably exercised. Such Decision Power and each other power granted to Lender upon this Security Instrument or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer or attorney-in-fact), and Borrower hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent. Without limiting the generality of the foregoing, any authorized agent of Lender (including any servicer or attorney-in-fact) is hereby specifically authorized to remove a trustee and select and appoint a successor trustee.

Section 15.10    Counterparts. This Security Instrument may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Security Instrument.

Section 15.11    Lender’s Right to Subordinate. Lender may, at its election, subordinate the lien of this Security Instrument and any or all of Lender’s rights, titles or interests hereunder to any lien, leasehold interest, easement, plat, covenant, restriction, dedication, encumbrance or other matter affecting the Property or any part thereof by recording a written declaration of such subordination in the office of the register or recorder of deeds or similar filing officer for the county in which the Land is located. If foreclosure sale occurs hereunder after the recording of any such declaration, the title received by the purchaser at such sale shall be subject to the matters specified in such declaration, but such declaration shall not otherwise affect the validity or terms of this Security Instrument or any other Loan Document or the priority of any lien or security interest created hereunder or under any other Loan Document. Without limitation of the foregoing, Lender shall have the right to unilaterally modify any Loan Document to release any lien on any portion of the Property

ARTICLE XVI
DEED OF TRUST PROVISIONS

Section 16.1      Concerning the Trustee. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Borrower and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

Section 16.2      Trustee’s Fees. Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

Section 16.3      Certain Rights. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the Other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (c) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith and (d) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

Section 16.4      Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 16.5     Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded or filed by Borrower.

Section 16.6     Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee’s place.

ARTICLE XVII
STATE-SPECIFIC PROVISIONS

Section 17.1     Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article XVII and any other terms and conditions of this Security Instrument, the terms and conditions of this Article XVII shall control and be binding.

Section 17.2     Substitution of Trustee. Pursuant to RCW 61.24.010(2), the powers of Trustee may be exercised by any successor Trustee with the same effect as if exercised by Trustee. Borrower hereby grants to Lender, in its sole discretion, the right and power to appoint a substitute trustee or trustees for any reason whatsoever. Such substitution shall be made by an instrument duly executed and acknowledged and recorded where this Security Instrument is recorded.

Section 17.3      Performance of Duties; Liability. Trustee shall perform and fulfill faithfully its obligations hereunder, but it shall be under no duty to act until it receives notice of the occurrence of an Event of Default from Lender and arrangements have been made which are satisfactory to it for the indemnification to which it is entitled, the payment of its compensation and the reimbursement of any expenses it may incur in the performance of its duties. It shall have no liability for its acts unless it is guilty of willful misconduct or gross negligence.

Section 17.4      Trustee’s Fees. Borrower shall pay Trustee reasonable compensation for any and all services performed and all its reasonable expenses, charges, attorneys’ fees and other obligations incurred in the administration and execution of the trusts hereby created and the performance of its duties and powers hereunder, which compensation, expenses, fees and disbursements shall constitute a part of the Debt secured hereby.

Section 17.5      Reconveyance. Trustee shall reconvey all or any part of the Property covered by this Security Instrument to the person entitled thereto, upon written request of Lender and Borrower, or upon full satisfaction of the Debt secured hereby and written request of Lender or the person entitled thereto.

Section 17.6      Procedure of Trustee’s Power of Sale. Except as otherwise prescribed by applicable law, the procedure for exercise of the Trustee’s power of sale under this Security Instrument shall be as follows:

Upon written request therefor by Lender specifying the nature of the Event of Default, or the nature of the several Events of Default, and the amount or amounts due and owing, Trustee shall execute a written notice of breach and of its election to cause the Property to be sold to satisfy the obligation secured hereby, and shall cause such notice to be recorded and otherwise given according to law.

Notice of sale having been given as then required by law and not less than the time then required by law having elapsed after recordation of such notice of breach, Trustee, without demand on Borrower, shall sell the Property at the time and place of sale specified in the notice, as provided by statute, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest and best bidder for cash in lawful money of the United States, payable at time of sale. Borrower agrees that such sale (or a sheriff’s sale pursuant to judicial foreclosure) of all the Property as real estate constitutes a commercially reasonable disposition thereof, but that with respect to all or any part of the Property which may be personal property, Trustee shall have and exercise, at Lender’s sole election, all the rights and remedies of a secured party under the Uniform Commercial Code (the “UCC”). Whatever notice is permitted or required hereunder or under the UCC, ten (10) days shall be deemed reasonable. Trustee may postpone sale of all or any portion of the Property, and from time to time thereafter may postpone such sale, as provided by statute. Trustee shall deliver to the purchaser its deed and bill of sale conveying the Property so sold, but without any covenant or warranty, express or implied. The recital in such deed and bill of sale of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person other than Trustee, including Borrower or any one or more Lender, may purchase at such sale.

After deducting all costs, fees and expenses of Trustee, and of this Security Instrument, including the cost of evidence of title search and reasonable counsel fees in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof not then repaid, with accrued interest at the Default Rate of interest specified in the Loan Documents; all other sums then secured hereby; and the remainder, if any, to the clerk of the superior court of the county in which the sale took place, as provided in RCW 61.24.080.

Section 17.7      Commercial Loan. Borrower warrants that the proceeds of the Loan are for commercial purposes only and not for personal, family or household purposes pursuant to RCW 19.52.080.

Section 17.8     Non-Agricultural Use. The Property is not presently, and will not during the term of this Security Instrument be, used principally or at all for agricultural or farming purposes.

Section 17.9    Washington Statute of Frauds Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Section 17.10  Waiver of Immunity Under RCW Title 51. With respect to any contractual matters that Borrower establishes in any action within the scope of RCW Section 4.24.115, Borrower expressly (1) waives Borrower’s immunity under RCW tit. 51 and acknowledges that such waiver was mutually negotiated by the parties; and (2) agrees to indemnify Lender. The scope of this indemnity shall be limited with regard to damages for bodily injury to persons or damage to property resulting from the concurrent negligence of Borrower or Borrower’s agents or employees and of Lender or Lender’s agents or employees, as to which Borrower agrees to indemnify Lender to the extent of the negligence of Borrower or Borrower’s agents or employees. Nothing herein shall be deemed to require Borrower to indemnify Lender against the sole or concurrent negligence of Lender or Lender’s agents or employees if such indemnity would be prohibited under RCW Section 4.24.115. The parties intend that under indemnity provisions herein, unless otherwise expressly limited herein, Borrower shall indemnify Lender to the fullest extent not prohibited by law, including, without limitation, in the event of the sole or concurrent negligence of Lender or of any other person or entity.

Section 17.11   Excluded Obligations. Any provision of Sections 2.1 through 2.3 hereof or any other provision of this Security Instrument or any other Loan Document to the contrary notwithstanding, this Security Instrument does not secure (collectively, the “Excluded Obligations”): (i) any guaranty of the obligations of Borrower under the Note or the Loan Agreement; (ii) any environmental indemnification agreement executed by Borrower or any other party in connection with the Loan secured hereby; or (iii) any provision of this Security Instrument, the Loan Agreement or any other Loan Document that would, under RCW Ch. 61.24, be considered the “substantial equivalent” of an environmental indemnification agreement described in (ii) above.

Section 17.12   Assignment of Rents. The assignment of Rents under this Security Instrument is intended to be specific, perfected and choate upon recording of this Security Instrument as provided in RCW 7.28.230.

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IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower as of the day and year first above written.

BORROWER:

MOODY NATIONAL YALE-SEATTLE HOLDING, LLC, a Delaware limited liability company

	By:	/s/ Brett C. Moody
Brett C. Moody
President

STATE OF TEXAS	)
)
) SS:
)
COUNTY OF HARRIS	)

On _______________, 2016, before me, _______________________________________, a Notary Public, personally appeared BRETT C. MOODY, President, and as Authorized Party of Moody National Yale-Seattle Holding, LLC, a Delaware limited liability company, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

(Seal)
Notary Public in and for ___________________ County
Print Name:

EXHIBIT A

LEGAL DESCRIPTION

PARCEL A:

Lots 1, 2 and 3, Block 60, SECOND ADDITION TO THE TOWN OF SEATTLE AS LAID OFF BY THE HEIRS OF SARAH A. BELL (DECEASED), (COMMONLY KNOWN AS HEIRS OF SARAH A. BELL’S SECOND ADDITION TO THE CITY OF SEATTLE), according to the plat thereof recorded in Volume 1 of Plats, page 121, records of King County, Washington, more particularly described as follows:

Beginning at the most Southerly corner of Lot 1, Block 60, SECOND ADDITION TO THE TOWN OF SEATTLE AS LAID OFF BY THE HEIRS OF SARAH A. BELL (DECEASED), (COMMONLY KNOWN AS HEIRS OF SARAH A. BELL’S SECOND ADDITION TO THE CITY OF SEATTLE), according to the plat thereof recorded in Volume 1 of Plats, page 121, records of King County, Washington;

THENCE North 42°22’49” East along the Southeasterly line of said Lot 1, a distance of 120.07 feet to the most Easterly corner of said Lot 1;

THENCE North 47°42’19” West along the Northeasterly line of Lots 1, 2 and 3 of said Block 60, a distance of 180.06 feet to the most Northerly corner of said Lot 3;

THENCE South 42°22’49” West along the Northwesterly line of said Lot 3, a distance of 120.06 feet to the most Westerly corner of said Lot 3;

THENCE South 47°42’11” East along the Southwesterly line of said Lots 1, 2 and 3, a distance of 180.06 feet to the most Southerly corner of said Lot 1 and the point of beginning.

PARCEL B:

An easement for the purpose of inserting tie-back rods and anchors, pins, and concrete and installation of settlement plates for construction on the premises described in Parcel “A” above, as more particularly set out in that Easement Agreement recorded May 16, 2000, under Recording No. 20000516000769.

PARCEL C:

License for use of parking stalls located within the “Parking Facilities” as described in, and upon the terms and provisions of, Parking License Agreement, dated November 4, 1999, recorded November 4, 1999 under Recording No. 19991104001409.

SITUATE in the County of King, State of Washington

ABBREVIATED LEGAL

Lots 1, 2 and 3, Block 60, SECOND ADDITION TO THE TOWN OF SEATTLE AS LAID OFF BY THE HEIRS OF SARAH A. BELL (DECEASED), (COMMONLY KNOWN AS HEIRS OF SARAH A. BELL’S SECOND ADDITION TO THE CITY OF SEATTLE)

Tax Account Nos. 066000-2685-09 and 066000-2680-04

NOTE: Parcel C is a Parking License Agreement and any interest or rights are subject to the terms and conditions set forth therein.

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